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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tenet Healthcare Corporation:

We consent to the use of our reports dated March 9, 2006, with respect to the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the years ended December 31, 2005, 2004 and 2003, the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report with respect to the consolidated financial statements refers to a change in the Company's method of accounting for asset retirement obligations effective December 31, 2005, and a restatement of the consolidated financial statements as of December 31, 2004 and 2003.

/s/ KPMG LLP
Dallas, Texas July 7, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm